                                            EXHIBIT 10L


                                            CONFORMED COPY
                                            ______________




                  PACIFIC TELECOM, INC.

          EXECUTIVE DEFERRED COMPENSATION PLAN

                    January 1, 1994

          (As Amended Through Amendment No. 1)







Pacific Telecom, Inc.
a Washington corporation
805 Broadway
Vancouver, WA  98668-9901                         Company
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                       TABLE OF CONTENTS


                                                      Page
                                                      ____

1.    ADMINISTRATION; PLAN YEAR                          1

2.    ELIGIBILITY; DEFERRAL ELECTION                     1

3.    DEFERRED COMPENSATION ACCOUNT; TRUST               2

4.    INSURANCE; PAYMENT AMOUNT                          2

5.    TIME AND MANNER OF PAYMENT                         3

6.    DEATH OR DISABILITY                                4

7.    WITHDRAWALS                                        5

8.    AMENDMENT; TERMINATION                             5

9.    CLAIMS PROCEDURE                                   6

10.   GENERAL PROVISIONS                                 6

11.   EFFECTIVE DATE                                     8
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                         INDEX OF TERMS



                                     Section           Page
                                     _______           ____

Account                                3.1               2
Beneficiary                            6.3               4
Committee                              1.2               1
Company                                                  1
Controlled Group of Corporations       5.1               2
Deferral Election                      2.2               1
Disabled                               6.6               4
Employer                               1.1               1
Financial Hardship                     7.2               5
Payment Amount                         4.2               2
Participant                            2.2               1
Plan                                   1                 1
Plan Year                              1.3               1
Trust                                  3.3               2
Trustee                                3.3               2
Years of Service                       5.2(b)            3

                                    ii
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                            PACIFIC TELECOM, INC.

                    EXECUTIVE DEFERRED COMPENSATION PLAN

                              January 1, 1994

                    (As Amended Through Amendment No. 1)


Pacific Telecom, Inc.                         Company
a Washington corporation
805 Broadway
Vancouver, WA  98668-9901


           The purpose of this Plan is to create a deferred compensation arrangement under which designated executive employees of the Company and its affiliates may elect to defer compensation from current pay.

      1.   ADMINISTRATION; PLAN YEAR.

           1.1 The Plan shall apply to the Company and affiliates of the Company for whom an eligible employee performs services. The term "Employer" refers to the Company and such an affiliate. An affiliate is a corporation or other entity that has been designated an affiliate for this purpose by the Company.

           1.2 This Plan shall be administered by the Personnel Committee of the Board of Directors (the Committee). The Committee shall interpret the Plan, determine eligibility and the amount of benefits, maintain records, determine interest rates and generally be responsible for seeing that the purposes of the Plan are accomplished. The Committee may delegate all or part of its administrative duties to others.

           1.3    The Plan year shall be a calendar year.

      2.   ELIGIBILITY; DEFERRAL ELECTION.

           2.1 An executive employee of an Employer who is eligible to participate in the Company's Long Term Incentive Plan as of January 1, 1994, or who is eligible to participate in the Company's Short Term Incentive Plan as of January 1, 1995, shall be eligible to participate in this Plan. An executive employee of
Employer    who   is    first   designated   as  a  participant in
the   Company's   Long   Term   Incentive   Plan   after January 1,
1994,   or   in   the   Company's   Short   Term   Incentive  Plan
after January 1, 1995, shall be eligible to participate in this Plan as of the January 1 following the designation.

           2.2 An eligible employee may elect to participate for each Plan year by completing a Deferral Election in a form prescribed by the Committee, signing it and returning it to the Committee. The Deferral Election shall designate a dollar amount or percentage out of the employee's annual salary and annual bonus, which dollar amount or percentage may be different as between salary and bonus, to be deferred. To be effective for a Plan year, the Deferral Election must be returned before January 1 of the Plan year, except the Deferral Election for the 1994 Plan year can be returned up to January 30, 1994. An eligible employee who elects to defer compensation for any Plan year shall be a participant in the Plan.

           2.3 The Company shall reduce the participant's salary or bonus by the amounts deferred and shall credit such amounts to the participant's Account under 3.1. Amounts due for FICA taxes on the elected amounts will be withheld from the participant's remaining salary and bonus.

      3.   DEFERRED COMPENSATION ACCOUNT; TRUST

           3.1 Each participant shall have an Account in this Plan. All deferred compensation amounts elected by a participant shall be credited to the participant's Account.

           3.2 Each participant's Account shall be credited with interest until the entire Account has been paid out. Interest shall be compounded monthly at the rate as of the last business day of the preceding calendar quarter. The rate of interest shall be the prime rate in effect at the principal depository bank of the Company plus
1.75 percentage points.

           3.3 The Company shall establish a trust with a financial institution for payment of benefits under this Plan. The trust shall be a grantor trust for tax purposes. The trust shall provide that any assets contributed to the trustee shall be used exclusively for payment of benefits under this Plan except in the event the Company becomes insolvent, in which case the trust fund shall be held for payment of the Company's obligations to its general creditors.

      4.   INSURANCE; PAYMENT AMOUNT.

           4.1 The trustee of the trust described in 3.3 may, but is not obligated to, use the amounts deferred by a participant to purchase life insurance on the life of the participant. The trustee shall be the owner and sole beneficiary of any such policies and shall pay any required premiums.

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           4.2    The Payment Amount shall be the lesser of the
following amounts:

                  (a) The balance in the participant's Account, including all interest credited under 2.3.

                  (b)    The cash surrender value of the life
insurance purchased on the participant's life under 4.1, if such insurance is purchased.

      5.   TIME AND MANNER OF PAYMENT.

           5.1 The Payment Amount shall be payable to a participant under the Plan upon termination of all employment of the participant with the controlled group of corporations of which the Company is a member. For this purpose, "controlled group of corporations" shall have the meaning provided by Section 1563(a) of the Internal Revenue Code.

           5.2 A participant's termination under 5.1 shall constitute a retirement for purposes of this Plan if:

                  (a) The participant qualifies at the time of termination for early, normal, or deferred retirement under the Pacific Telecom Retirement Plan; or

                  (b) At the time of termination the participant is not a participant in the Pacific Telecom Retirement Plan, has attained age 55 and has completed five or more "Years of Service," under the definition of such term in the Retirement Plan as in effect at the time this Plan is adopted.

           5.3 If the participant's termination under 5.1 is not a retirement as described in 5.2, the Payment Amount shall be paid to the participant on the 15th day of the month following the date of the termination. If the termination is a retirement, the Payment Amount shall be paid in one of the following ways as selected under 5.4:

                  (a) In a lump sum on the January 15 following the date of termination.

                  (b)  In ten substantially equal annual
installments beginning on the January 15 following the date of termination.

           5.4    In the participant's Deferral Election, the
participant   shall   select   the  form  of  payment  under  5.3.
A  participant's   selection   shall   be   irrevocable   for
deferrals credited to the participant's Account while the selection is in effect and any interest credited thereto. A participant may change the form of payment by written notice to the Committee. Such a change shall be effective on the first day of the Plan year beginning after the Committee receives notice of the change. A change of payment form shall apply only to deferrals, and interest credited thereon, after the change becomes effective.

           5.5 The Company may withhold from any payments any deductions required by law.

      6.   DEATH OR DISABILITY.

           6.1 A participant's Payment Amount shall be payable under 6.2 through 6.6 on the participant's death or disability regardless of the provisions of 5.

           6.2 On death, the Payment Amount shall be paid as follows:

                  (a) If the recipient is the surviving spouse and the participant had selected installment payout, by installments in accordance with the selection, beginning within 30 days after the participant's death.

                  (b) In all other cases, by a lump sum, payable within 30 days after the participant's death.

           6.3 An amount payable on death of a participant shall be paid to the participant's beneficiary in the following order of priority:

                  (a) To the surviving beneficiaries designated by the participant in writing to the Committee.

                  (b)   To the participant's estate.

           6.4 If a surviving spouse is receiving installments and dies when a balance remains, the balance shall be paid in a lump sum to the spouse's estate.

           6.5 A participant temporarily disabled while employed or receiving long-term disability benefits under a plan described in
6.6 shall be treated as employed, and no payments will be made under this Plan. If disability benefits stop and disability continues, the Payment Amount shall be paid in the manner selected under 5.4, with either the lump sum or the first installment due within 30 days of the date the disability benefits stop. If the participant dies, the provisions applicable to death shall be followed. If the participant ceases to be disabled and does not

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resume active employment, the Payment Amount shall be paid in accordance with 5.

           6.6 A participant is disabled if the Committee determines that either of the following apply:

                  (a) The participant is eligible to receive long-term disability benefits under a plan maintained by the Employer or an affiliate or would have been eligible if covered by the Plan.

                  (b)   In the absence of a plan under (a), the
participant is permanently and totally disabled on the basis of comparable criteria.

      7.   WITHDRAWALS.

           7.1 A participant or surviving spouse may withdraw amounts from the Account before those amounts would otherwise have been paid because of financial hardship, as determined by the Committee. The withdrawal shall be limited to the amount reasonably necessary to meet the financial hardship.

           7.2 "Financial hardship" means a participant's or surviving spouse's immediate and substantial financial need that cannot be met from other reasonably available resources and is caused by one or more of the following:

                  (a)   Medical expenses for the participant or
surviving spouse, a member of the participant's immediate family or household, or other dependent.

                  (b)   Loss of or damage to a participant's
possessions or property due to casualty.

                  (c)   Other extraordinary and unforeseeable
circumstances arising from events beyond the participant's control.


           7.3 The Committee shall establish guidelines and procedures for implementing withdrawals. An application shall be written, be signed by the participant or surviving souse and include a statement of facts causing the financial hardship and any other facts required by the Committee.

           7.4 The withdrawal date shall be fixed by the Committee. The Committee may require a minimum advance notice and may limit the amount, time and frequency of withdrawals. If the trust holds a life insurance policy on the life of the participant, withdrawal shall be limited to the cash surrender value of the policy.

      8.   AMENDMENT; TERMINATION.

           8.1 The Company may amend this Plan effective the first day of any month by notice to the participants, except the rate of interest credited under 3.2 may not be reduced without the consent of a participant as to the participant's Account balance as of the date of the reduction.

           8.2 At any time the Company may terminate the Plan and pay out all Payment Amounts to the participants, spouses or other persons then entitled to the Payment Amounts and thereby discharge all the benefit obligations of the Plan. Upon such termination any assets remaining in the trust provided for in 3.3 shall be returned to the Company.

           8.3 If the Internal Revenue Service issues a final ruling that any amounts deferred under this Plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid to the participants within 30 days.

      9.   CLAIMS PROCEDURE.

           9.1 Any person claiming a benefit or requesting an interpretation, ruling or information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

           9.2 If the claim or request is denied, the written notice of denial shall state:

                  (a)   The reasons for denial, with specific
reference to the Plan provisions on which the denial is based.

                  (b) A description of any additional materials or information required and an explanation of why it is necessary.

                  (c) An explanation of the Plan's claim review procedure.

           9.3 The initial notice of denial shall normally be given within 90 days of receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

           9.4 Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Committee. The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

           9.5 The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

      10.  GENERAL PROVISIONS.

           10.1 If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

           10.2 Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as first class mail postage prepaid. Mail shall be directed to the Company at the address stated in this Plan, to the participant's last known home address shown in the Company's records, or to such other address as a party may specify by notice to the other parties. Notices to an Employer or the Committee shall be sent to the Company's address.

           10.3 The rights of a participant under this Plan are personal. Except for the limited provisions of 6, no interest of a participant or one claiming through a participant may be directly or indirectly assigned, transferred or encumbered and no such interest shall be subject to seizure by legal process or in any other way subjected to the claims of any creditor.

           10.4 Following termination of employment, a participant shall not be an employee of an Employer or an affiliate for any purpose, and payments under 5 and 6 shall not constitute salary or wages. A participant shall receive such payments as retirement benefits, not as compensation for performance of any substantial services.

           10.5 Amounts payable under this Plan shall be an obligation of the Company and the trust provided by 3.3. If an Employer merges, consolidates, or otherwise reorganizes or if its business or assets are acquired by another company, this Plan shall continue with respect to those eligible individuals who continue in the employ of the successor company. The transition of Employers shall not be considered a termination of employment for purposes of this Plan. In such an event, however a successor corporation may terminate this Plan as to its participants on the effective date of the succession by notice to participants within 30 days after the succession.

           10.6  The    Committee    may    decide  that   because
of the  mental   or  physical   condition   of   a   person
entitled to   payments,  or   because    of   other  relevant
factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment. In that event, the Committee may in its discretion direct that payments be made as follows:

          (a)   To a parent or spouse or a child of legal age;
          (b)   To a legal guardian; or

          (c) To one furnishing maintenance, support, or hospitalization.

       11.  EFFECTIVE DATE.

            This Plan shall be effective January 1, 1994.

PLAN EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1994:
__________________________________________________

            Adopted:  December 14, 1993

                                 PACIFIC TELECOM, INC.


                                 By:  CHARLES E. ROBINSON
                                    ___________________________

                                 Executed:  December 14, 1993

AMENDMENT NO. 1 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1995:
_____________________________________________________________

            Adopted:  October 28, 1994

                      PACIFIC TELECOM, INC.


                                 By:  CHARLES E. ROBINSON
                                    ___________________________

                                 Executed:  December 2, 1994

                     PACIFIC TELECOM, INC.
              EXECUTIVE DEFERRED COMPENSATION PLAN
                      DEFERRAL ELECTION


_____________________________
Print Name
_____________________________
Address
_____________________________
Address


       I elect to defer the following amount of my compensation:

       Salary
              $          per year
               _________

                         %
               _________

       Bonus
              $          per year
               _________

              All over $         per year
                        ________
                         %
              ___________


       I understand that if I wish to change or revoke my election for a later fiscal year I must make a new election before the start of that fiscal year. I understand that the choice of payment as to the amounts deferred under this election is irrevocable. Future elections may change the choice as to future deferrals only.
       I elect to have my Payment Amount paid in one of the following ways (check one):
       [ ]   In a lump sum.
       [ ]   By installments over ten years.

       I understand that the choice of payment as to the amounts deferred under this election is irrevocable. Future elections may change the choice as to future deferrals only.
       I also understand that participation in the deferred compensation plan is subject to all of the terms and conditions of the plan, a copy of which has been delivered to me. I understand that payments will be subject to federal or state withholding for income or other taxes.

                                _____________________________
                                Signature

                                Executed               , 1993


Accepted             , 1993

PACIFIC TELECOM, INC.


By:__________________________